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                                                                     EXHIBIT 5.1

                                          December 27, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re: COMMON STOCK OF GENERAL ELECTRIC COMPANY TO BE ISSUED TO SHAREHOLDERS OF INTERLOGIX, INC.

Ladies and Gentlemen:

    I am Corporate Counsel to General Electric Company, a New York corporation (the "Company"), and, in such capacity, I am familiar with the proceedings to date in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's registration statement on Form S-4 (as the same may be subsequently amended, including any amendments on Form S-3, the "Registration Statement") relating to the registration of shares of Common Stock, $0.06 par value per share, of the Company (the "New Shares") pursuant to the terms of the Agreement and Plan of Merger dated as of December 17, 2001 (the "Merger Agreement") among the Company, Margaret Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of the Company ("Sub"), and Interlogix, Inc., a Delaware corporation ("Interlogix"), which provides for the merger (the "Merger") of Interlogix with and into Sub, with Interlogix surviving as a wholly-owned subsidiary of the Company.

    Based on the foregoing, I am of the opinion that:

1. The Company is duly incorporated and validly existing under the laws of the State of New York.

2.  The New Shares will be legally issued, fully paid and non-assessable when
    (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act and (ii) (a) at the acceptance date; or
    (b) the date the Merger shall have become effective under the General Corporation Law of the State of Delaware.

    The foregoing opinions are limited to the federal laws of the United States of America and the Business Corporation Law of the State of New York. I express no opinion as to the application of the securities or blue sky laws of the various states to the sale of the New Shares.

    I consent to the appearance of this opinion as an exhibit to the Registration Statement and to the reference to it under the heading "Legal Matters" therein.

                                          Very truly yours,
                                          /s/ ROBERT HEALING
                                          --------------------------------------
                                          Robert Healing